Exhibit 99.1

Independent Auditor’s Report

Board of Directors

Metal-Fab, Inc.

Wichita, Kansas

Opinion

We have audited the financial statements of Metal-Fab, Inc., which comprise the balance sheet as of December 31, 2022, and the related statements of income, stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Metal-Fab, Inc. as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statements” section of our report. We are required to be independent of Metal-Fab, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 6 to the financial statements, in 2022, the entity adopted new accounting guidance for accounting for leases. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Metal-Fab, Inc.’s ability to continue as a going concern within one year after the date that these financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Metal-Fab, Inc.’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Metal-Fab, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ FORVIS, LLP

Wichita, Kansas

February 10, 2023

Metal-Fab, Inc.

Balance Sheet

December 31, 2022

Assets
Current Assets
Cash	$199,669
Accounts receivable, net
Trade, net of $6,509 allowance	10,532,600
Other	64,974
Inventories	12,588,584
Prepaid expenses and other	739,530
Total current assets	24,125,357

Property and equipment, at cost
Land and land improvements	133,482
Building and building equipment	5,607,387
Machinery and equipment	27,960,888
Trucks	57,135
Leasehold improvements	479,858
Construction and equipment in progress	47,697
34,286,447
Less accumulated depreciation and amortization	29,095,507
5,190,940
Other Assets
Right of use asset - operating lease	6,669,134
Other long-term assets	200,000
Total assets	$36,185,431

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	2,143,750
Current maturities of operating lease liabilities	440,260
Deferred compensation, current portion	4,820,032
Payroll taxes and other payroll deductions	138,002
Salaries and wages	2,648,269
Retirement plan	417,752
Accrued expenses	854,892
Total current liabilities	11,462,957

Other Liabilities
Operating lease liabilities	6,228,874
Total liabilities	17,691,831

Stockholders' Equity
Class A voting common stock, par value $1 a share; authorized 500 shares, issued - 200 shares	200
Class B non-voting common stock, par value $1 a share; authorized 49,500 shares, issued - 19,800 shares	19,800
Additional paid-in capital	181,098
Retained earnings	18,292,502
Total stockholders' equity	18,493,600

Total liabilities and stockholders' equity	$36,185,431

Metal-Fab, Inc.

Statements of Income

Year Ended December 31, 2022

Sales	$96,722,274
Less discounts and allowances	1,194,732
Net Sales	95,527,542

Costs of Goods Sold	58,085,720
Gross Profit	37,441,822

Operating Expenses
Engineering	1,437,826
Sales	5,939,686
Delivery	7,293,010
General and administrative	5,833,878
20,504,400
Operating income	16,937,422

Other Income (Expense)
Interest income	373
Loss on sale and disposal of equipment	(22,097)
Acquisition costs	(377,730)
Net income	$16,537,968

Metal-Fab, Inc.

Statement of Stockholders' Equity

Year Ended December 31, 2022

	Class A Voting	Class B Non- Voting	Additional
	Common Stock	Common Stock	Paid-In Capital	Retained Earnings	Total

Balances, January 1, 2022	$200	$19,800	$181,098	$16,236,005	$16,437,103
Net Income				16,537,968	16,537,968
Distributions to stockholders				(14,481,471)	(14,481,471)
Balances, December 31, 2022	$200	$19,800	$181,098	$18,292,502	$18,493,600

Metal-Fab, Inc.

Statement of Cash Flows

Year Ended December 31, 2022

Operating activities
Net Income	$16,537,968
Items not requiring (providing) cash
Depreciation	1,628,882
Noncash operating lease expense	418,832
Accrued deferred compensation	1,110,955
Loss on sale and disposal of equipment	22,097
Changes in
Accounts receivable	(998,896)
Inventories	(3,438,882)
Prepaid expense and other	(180,209)
Accounts payable	271,741
Retirement plan	205,629
Accrued expenses	(351,012)
Payroll taxes and other payroll deductions	30,123
Salaries and wages	1,310,772
Deferred compensation	(81,488)
Operating lease liability	(418,832)
Net cash provided by operating activities	16,067,680

Investing activities
Purchase of property and equipments	(1,635,097)
Proceeds from sale of equipment	1,070
Purchase of other assets	(200,000)
Net cash used in investing activities	(1,834,027)

Financing activities
Distributions to stockholders	(14,481,471)

Decrease in cash	(247,818)

Cash, Beginning of Year	447,487

Cash, End of Year	$199,669

Metal-Fab, Inc.

Notes to Financial Statements

December 31, 2022

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Metal-Fab, Inc. (the Company) is engaged in manufacturing vent pipe and commercial and industrial air cleaners. Approximately 79% of sales are vent pipe and 21% from other miscellaneous products and air cleaners. The manufacturing operations and administrative offices are located in two facilities in Wichita, Kansas, one of which is leased for manufacturing purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

At December 31, 2022, the Company’s cash accounts exceeded federally insured limits by approximately $1,453,000.

Accounts Receivable

Accounts receivable are stated at the amount of consideration from customers of which the Company has an unconditional right to receive. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.

Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 60 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories

Inventories consist of raw materials, work-in-process, finished goods and supplies. Inventories are stated at the lower of cost or net realizable value. Costs are determined using the last-in, first-out (LIFO) method.

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation. Depreciation is charged to expense principally on the straight-line basis over the estimated useful life of each asset.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Building and building equipment (in years)	5	-	25
Machinery and equipment (in years)	5	-	12
Trucks (in years)	3	-	5
Leasehold improvements (in years)		5

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the year ended December 31, 2022.

Research and Development Costs

Research and development costs are charged against income as incurred.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration that it expects to be entitled to in exchange for those goods or services. The amount and timing of revenue recognition varies based on the nature of the goods or services provided and the terms and conditions of the customer contract. See Note 10 for additional information about the Company’s revenue.

Income Taxes

The Company’s stockholders have elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the Kansas income tax law. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements.

Shipping and Handling Costs

Shipping and handling costs are included in delivery expenses and shown as part of operating expenses. Freight billed to and paid by customers of approximately $2,221,000 is included in sales.

Revision

An immaterial revision of $410,501 has been made to beginning retained earnings to adjust for the accrued vacation, prior period effect that was previously unrecorded at December 31, 2021.

Note 2:	Inventories

The principal inventory classifications at December 31, 2022, are summarized as follows:

2022

Raw materials and parts	$4,966,380
Work in process	1,630,894
Finished products	8,429,350
Supplies	130,590
15,157,214
Excess of current cost over LIFO	(2,568,630)
Total	$12,588,584

Costs of all inventories are determined under the LIFO method. If all inventories had been valued under the first-in, first-out method (FIFO), inventory would have been $2,568,630 higher than reported at December 31, 2022. In addition, net income would have been approximately $108,000 lower for the year ended December 31, 2022.

Note 3:	Deferred Compensation Plan

The Company has a deferred compensation plan for key employees. The plan provides for annual payments at retirement over a period of five years. Upon death, the agreement provides for payments to continue to designated beneficiaries. Amounts accrued are determined on an established formula based on annual compensation and company profitability. The estimated present value of the future retirement payments is shown on the balance sheet as either a current or long-term liability, depending on when the payments are expected to be paid. The net change is reflected as a reduction of income. To the extent that the contracts become payable at an earlier date, the amount of the recorded liability could change materially. The expense totaled $1,072,125 for the year ended December 31, 2022. Deferred compensation of $81,488 was paid to retired participants during the year ended December 31, 2022. Due to the sale of the Company in January 2023 (see Note 11), the deferred compensation plan was terminated on January 3, 2023, and all amounts were paid to participants at that time.

Note 4:	Revolving Line of Credit Facility

The Company has a $2,000,000 revolving line of credit expiring in April 2023. The agreement was terminated as of January 3, 2023. At December 31, 2022, there were not any borrowings against this line. The line is unsecured and bears interest on the outstanding balance at ½ percentage point under the Prime Rate as published in The Wall Street Journal, although the line of credit has an interest rate floor of 4.00% (6.5% at December 31, 2022).

In connection with the line of credit, the Company is required, among other things, to maintain certain financial covenants. The agreements also contain a negative covenant which restricts the Company from incurring additional borrowings, leases, loans or advances or placing liens, mortgages or other encumbrances on Company assets without written consent from the lending bank.

Note 5:	Employees Retirement Plan

The Company has a 401(k) Salary Deferral Plan, whereby eligible employees may voluntarily contribute a percentage of compensation. The Company matches 50% of the first 5% of employee contributions and may make a discretionary contribution for active members at plan year-end. The Plan covers all employees meeting minimum age and length of service requirements.

Total expense for the year ended December 31, 2022, was $670,627.

Note 6:	Related Party Transactions/Leases

Change in Accounting Principle

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a lease liability and a right-of-use (ROU) asset on a discounted basis, for substantially all leases, as well as additional disclosures regarding leasing arrangements. Disclosures are required to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method of applying the new lease standard. Topic 842 can be applied using either a modified retrospective approach at the beginning of the earliest period presented or, as permitted by ASU 2018-11, at the beginning of the period in which it is adopted, i.e., the comparatives under ASC 840 option.

The Company adopted Topic 842 on January 1, 2022 (the effective date), using the comparatives under ASC 840 transition method, which applies Topic 842 at the beginning of the period in which it is adopted. Prior period amounts have not been adjusted in connection with the adoption of this standard. The Company elected the package of practical expedients under the new standard, which permits entities to not reassess lease classification, lease identification or initial direct costs for existing or expired leases prior to the effective date. The Company has lease agreements with nonlease components that relate to the lease components. The Company elected the practical expedient to account for nonlease components and the lease components to which they relate as a single lease component for all. Also, the Company elected to keep short-term leases with an initial term of 12 months or less off the balance sheet. The Company did not elect the hindsight practical expedient in determining the lease term for existing leases as of January 1, 2022. The standard did not significantly affect the Statements of Income or Cash Flows.

The most significant impact of adoption was the recognition of operating lease ROU assets and operating lease liabilities of $7,087,966 each.

The cumulative effect of the changes made to our balance sheet for the adoption of this standard was as follows:

		ASC 842
	December 31,	Adjustment	January 1,
	2021	January 1,	2022
	As Reported	2022	As Adjusted
Assets
Right-of-use assets - operating lease (A)	$-	$7,087,966	$7,087,966

Liabilities
Current maturities of operating lease liabilities (B)	-	440,260	440,260
Operating lease liabilities (B)	-	6,228,874	6,228,874

(A) The adjustment represents the capitalization of right-of-use assets - operating leases
(B) The adjustment represents the recognition of operating lease liabilities

Accounting Policies

The Company determines if an arrangement is a lease or contains a lease at inception. Leases result in the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet.

ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease, measured on a discounted basis. The Company determines lease classification as operating or finance at the lease commencement date and has determined the existing lease is an operating lease. At lease inception, the lease liability is measured at the present value of the lease payments over the lease term. The ROU asset equals the lease liability. The Company uses the implicit rate when readily determinable. As most of the leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date to determine the present value of lease payments.

The lease term may include options to extend or to terminate the lease that the Company is reasonably certain to exercise. Lease expense is generally recognized on a straight-line basis over the lease term.

The Company has elected not to record leases with an initial term of 12 months or less on the balance sheet. Lease expense on such leases is recognized on a straight-line basis over the lease term.

Nature of Leases

The Company leases a manufacturing facility from a related limited liability company under a 10-year operating lease expiring in 2024. There is an option to extend the term of the lease for two additional five-year periods beyond 2024. The terms of the lease require monthly payments of $63,379. Total rent paid to this company was $760,550 for the year ended December 31, 2022.

Quantitative Disclosures

The lease cost and other required information for the year ended December 31, 2022, are:

Lease Cost
Operating lease cost	$760,550
Variable lease cost	244,471
Total lease cost	$1,005,021

Other information
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$760,550
Weighted-average remaining lease term Operating leases (in years)	11.5
Weighted-average discount rate Operating leases	5.0%

Future minimum lease payments and reconciliation to the balance sheet at December 31, 2022, are as follows:

2023	$760,550
2024	760,550
2025	760,550
2026	760,550
2027	760,550
Thereafter	4,943,570
Total future undiscounted lease payments	8,746,320
Less: Interest	(2,077,186)
Lease liabilitites	$6,669,134

Note 7:	Related Party Transactions

In addition to the related party lease disclosed in the previous note, the Company has a consulting agreement with another related limited liability company. For the year ended December 31, 2022, $72,500 per month was paid to the limited liability company in exchange for services. The provided services include strategic planning, customer support and service, assisting management with operational matters resolution and other services as mutually agreed upon. The agreement is renewable each year, with the amount of fees mutually determined at each renewal date. Total consulting fees paid during the year ended December 31, 2022, were $870,000. The agreement was terminated on January 3, 2023.

Note 8:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Self-Insurance and Reinsurance Coverage

The Company self-insures workers’ compensation and employers’ liability insurance coverage. The Company has reinsurance coverage (statutory with no limit) that covers claims in excess of the Company’s $500,000 specific retention for both workers’ compensation and employers’ liability. The Company’s reinsurance coverage (statutory with no limit) also covers claims in excess of a $2,000,000 maximum aggregate retention during each insurance policy period.

The Company has established an Employee Group Benefit Plan providing comprehensive medical benefits to its employees under a self-funded plan. The individual stop loss benefit is the excess of medical benefits over $175,000 for any one employee or dependent in any one contract year for the first claim and $125,000 for claims thereafter. Stop loss coverage is provided by individual stop loss insurance.

Actual claims are expensed in the period incurred. Estimated claims payable as determined by an independent third-party administrator are accrued as of the financial statement date and expensed in that period. The amount of actual losses incurred could differ materially from the estimates reflected in these financial statements.

Note 9:	Commitment

Letter of Credit

The Company has provided an unsecured letter of credit of $1,281,000 in connection with the self-insured workers’ compensation plan.

Note 10:	Revenue from Contracts with Customers

Performance Obligations

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring distinct goods or providing services to customers. The Company’s revenue consists substantially of product sales and is reported net of sales discounts, returns and other allowances offered to customers. The Company recognizes revenue when performance obligations under the terms of contracts with its customers are satisfied, which occurs when control passes to a customer to enable them to direct the use of and obtain benefit from a product. This typically occurs when a customer obtains legal title, obtains the risks and rewards of ownership, has received the goods according to the contractual shipping terms either at the shipping point or destination and is obligated to pay for the product. All revenues are recognized at a point in time. Customary terms require payment within 30 days, and for certain customers, deposits may be required in advance of shipment.

Accounting Policies and Practical Expedients Elected

For shipping and handling activities, the Company is applying an accounting policy election, which allows an entity to account for shipping and handling activities as fulfillment activities rather than a promised good or service when the activities are performed, even if those activities are performed after the control of the good has been transferred to the customer. Therefore, the Company expenses shipping and handling costs at the time revenue is recognized. The Company classifies shipping and handling expenses as delivery expenses, which is included in operating expenses in the statement of income.

The Company is also applying an accounting policy election, which allows an entity to exclude from revenue any amounts collected from customers on behalf of third parties, such as sales taxes and other similar taxes we collect concurrent with revenue-producing activities. Therefore, revenue is presented net of sales taxes and similar revenue-based taxes.

Note 11:	Subsequent Events

Effective January 3, 2023, all of the stock of the Company was sold to OS Holdings, Inc., a wholly-owned subsidiary of Olympic Steel, Inc. Acquisition costs are reported on the statement of income in other income (expense).

Subsequent events have been evaluated through February 10, 2023, which is the date the financial statements were available to be issued